SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 18, 2000
                        ---------------------------------
                        (Date of earliest event reported)

                               SAFETY-KLEEN CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Delaware                        001-8368                     51-0228924
--------------------------------------------------------------------------------
   (State of                   (Commission File No.)            (IRS Employer
    Incorporation)                                           Identification No.)


                         1301 Gervais Street, Suite 300,
                         Columbia, South Carolina 29201

          (Address of principal executive offices, including zip code)


                                 (803) 933-4200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                      _____
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On January 18, 2000, Safety-Kleen Corp. (NYSE:SK) announced that it will appeal the January 17, 2000 decision of the South Carolina Court of Appeals related to various financial assurance, capacity and other issues at its Pinewood, South Carolina facility. The full text of the announcement is reproduced below.

                              For Immediate Release


           S.C. COURT OF APPEALS FINDS SAFETY-KLEEN'S LANDFILL EXCEEDS
                            REGULATORY REQUIREMENTS


Columbia, S.C., -- January 18, 2000 -- Safety-Kleen Corp. (NYSE: SK), formerly Laidlaw Environmental Services, Inc., announced today that it will appeal the January 17, 2000 decision of the South Carolina Court of Appeals related to various financial assurance, capacity and other issues at its Pinewood, South Carolina facility. Although Safety-Kleen has technical concerns with the opinion, the fundamental issue of safety was resolved in favor of the Company. The Court unanimously disagreed with the allegation of potential harm to the environment from the Pinewood facility. The Court stated the landfill's design and monitoring system "exceeded the regulatory requirements."

The Court also found that the South Carolina Department of Health and Environmental Control ("DHEC") regulations, which allow companies to provide financial assurance for potential environmental impairment through financial instruments such as letters of credit and insurance, were invalid due to a procedural technicality. The ruling would allow DHEC to require cash for financial assurance. While the Court recognized that the South Carolina General Assembly had approved the regulations' substantive content of the financial assurance provision, the Court failed to find that the statutory public notice provisions had been fulfilled..

"Requiring cash for financial assurance would set a draconian and unprecedented standard for our facility and hundreds of other businesses across the State," explained Henry H. Taylor, Vice President and General Counsel of Safety-Kleen Corp. "We anticipate the General Assembly will reaffirm its earlier decision to allow companies to choose and the State Treasurer to review the financial mechanism," added Taylor.

"The South Carolina Court of Appeals has chosen to apply a more stringent definition to our facility concerning non-hazardous waste than that required by the United States Congress, the United States Environmental Protection Agency, the South Carolina General Assembly or the South Carolina Department of Health and Environmental

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


Control," said Taylor. Safety-Kleen Corp. is very much concerned with this new, more stringent standard, which if applied would reduce the facility's capacity, and will pursue appropriate available alternatives to ensure a reasonable outcome for this issue.

Safety-Kleen Corp., headquartered in Columbia, S.C., is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.

Additional Information

         The Court decision held that all non hazardous waste should be included in the calculation of hazardous waste disposal at the Pinewood facility. The Company has determined that the Court's interpretation could result in the exhaustion of currently available air space at the facility. The Company does not agree with the Court's interpretation and will appeal the decision. The Company will also pursue all available legal, legislative, and regulatory means to maintain landfill operations at the Pinewood facility.


For further information, please contact:
---------------------------------------
Henry H. Taylor, Vice President & General Counsel
Safety-Kleen Corp. - (803) 933-4219

Private Securities Litigation Reform Act:
----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with the ultimate outcome of court proceedings, the adoption of new environmental laws and regulations and how they are interpreted and enforced; and changes in demand for the Company's services.


                                     - END-

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



                             SAFETY-KLEEN CORP.


                             By:    /s/ Kenneth W. Winger
                                ---------------------------
                             Name:  Kenneth W. Winger
                             Title: President and Chief Executive Officer


Date: January 19, 2000
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